UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Genesco Inc.

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The Company provided the following investor presentation to investors. This investor presentation was also posted by the Company to VoteGenesco.com.

The Right Strategy, The Right Execution, The Right Board July 2026

Executive Summary

Genesco

Our Strategy and Execution in a Highly Dynamic Consumer Environment Have Delivered Results

- ✓ Delivered seven consecutive quarters of comparable sales growth, with 10% and 9% in the last two all-important holiday fourth quarters
- ✓ Achieved 26% and 61% Adj. Operating Income and Adj. EPS growth rate over the last two years with business transformation in response to consumer changes
- ✓ Generated $165 million of Free Cash Flow(1) since Fiscal 2024 while investing significantly to improve our business
- ✓ Digital revenue more than doubled to ~$600 million and closed more than 300 net stores (or 22% of our fleet) since beginning of Fiscal 2020
- ✓ Aggressively returned capital to shareholders repurchasing 50% of outstanding shares since beginning of Fiscal 2020
- ✓ Accomplished multiple quarters of double-digit profit improvement highlighted by 14% growth in the first quarter this year with momentum translating into TSR outperformance

Our Renewed Strategy, Enhanced Leadership and Purposeful Capital Allocation Will Propel Our Momentum and Deliver Increased Value

- ✓ While we advanced and improved our business with a more focused footwear strategy, our Board saw the need for further evolution to respond to continued dramatic changes in consumer shopping behavior
- ✓ Implemented Footwear First strategy targeting a 4% Adj. Operating margin by Fiscal 2029 with meaningful operating income and EPS growth
  - Create and curate winning assortments to attract new customers and grow market share
    - Achieved rapid Journeys turnaround adding ~$50 million operating income in two years with more premium assortments and better brand access
  - Elevate our distinct consumer and retail brands to build awareness and be top of mind for customers
    - Strengthened brand positioning and increased brand awareness especially with customers under 45 with Johnston & Murphy Peyton Manning campaign
  - Create exceptional store and online customer experiences
    - Delivered 25%+ sales uplift with new Journeys store format/remodels which exemplifies new growth strategy
  - Build amazing teams with the skills and experience to build on our results
    - Added accomplished retail and footwear leadership to our senior team
- ✓ Rolled out program targeting $40-$50 million structural cost reduction opportunities by Fiscal 2029, beginning with IT transformation
- ✓ Healthy balance sheet with more than $350 million of liquidity as of Q1 FY'27, allowing continued investment to drive our strategies

(1) Free Cash Flow defined as Cash Flow from Operations less CapEx.

2

Executive Summary ✓ Regular and Strategic Board Refreshment: Since 2020, the Board has added 6 (out of 8) highly-respected independent We Have Actively directors, including a new Lead Independent Director, and another 6 directors have retired Refreshed Our Board ✓ Prioritizing Key Skill Sets: Our Directors’ skill sets have been carefully assembled to oversee Genesco’s complex, with the Right Skills consumer-facing omnichannel retail business and help drive our long-term Footwear First strategy and Experience to Meet ✓ Robust Corporate Governance: Corporate governance and Board leadership structure emphasizes Board the Demands of the independence, accountability, refreshment and shareholder rights Evolving Footwear ✓ Pay Aligned with Performance: Executive compensation program outcomes reflect business performance and are aligned with shareholders, with below-target or zero payouts when performance thresholds not achieved Retail Industry ✓ Continued Efforts to Constructively Engage: We have continued to make good faith efforts to engage with Radoff to understand his perspectives, but he has failed to respond constructively ✓ No Articulation of Plan: Radoff has not articulated clearly-defined value creation plan ✓ Openness to Shareholder Perspectives: Genesco is always open to ideas that would generate value for our shareholders ✓ Robust Director Assessment Process: 3 independent directors, including 2 Committee Chairs and our Lead We Believe Radoff’s Independent Director, promptly and thoroughly conducted interviews with each of Radoff’s 4 initial nominees, and they were presented to the full Board. Following deliberation, the full Board unanimously determined to not proceed with Campaign Risks Radoff’s candidates due to lack of additive experience, skills and track records Momentum Disruption ✓ Radoff Nominee Lack of Relevant Skills: None of Radoff’s nominees possess direct footwear industry experience, any and Value Destruction general retail experience or other skills that would be additive to Genesco’s Board, or that are not already present on the current Board ✓ Genesco Directors Possess Unique and Critical Skills: The directors Radoff has targeted provide the Board with unique sector and company-specific expertise, as well as essential institutional knowledge and continuity, which are important to the furtherance of our Footwear First strategy ✓ Risk of Disruption: Radoff’s campaign risks serious disruption to Genesco’s strong results and clear business momentum 3

Our Strategy and Execution in a Highly Dynamic Consumer Environment Have Delivered Results

Our Execution Has Delivered Meaningful Results

Genesco

- Achieved strong success transforming and building business following significant changes in consumer environment and behavior
- Delivered 7 consecutive quarters of total comparable sales growth between Q3 FY'25 and Q1 FY'27
- Aggressive return of capital – have repurchased ~50% of outstanding shares (or ~$400 million) since beginning of FY'20, enhancing EPS growth
- Delivering a third year of improved results, guiding to:
  - 39% growth in Adj. Operating Income(2)
  - 52% growth in Adj. EPS(2)

Strategy Translating to Results

Adjusted Operating Income ($mm)



CAGR: +30%
CAGR: +26%
$17
$19
$27
$34 - $40
FY'24
FY'25
FY'26
FY'27E(1)

Adjusted EPS ($ / share)



CAGR: +58%
CAGR: +61%
$0.56
$0.94
$1.45
$2.00 - $2.40
FY'24
FY'25
FY'26
FY'27E(1)

Source: Public company filings.
(1) Guidance as of May 2026.
(2) Growth based on midpoint of guidance range.

5

We Are Evolving Our Business by Responding to the Consumer and Achieving Results

Genesco

We have successfully responded to dynamic consumer changes

- Our Footwear Focused strategy allowed us to weather the pandemic and achieve record footwear results in FY'22
- Consumer behavior dramatically changed post-pandemic as a more digitally-savvy shopper squeezed by inflation became far more discriminating
- These changes materially impacted our business and our Board and management responded with new strategies and decisive actions

We are rebuilding our strategically well-positioned businesses and seeing the results of our actions

- We have taken significant action to transform each of our businesses with elevated assortments and exceptional brand marketing, starting with successfully transforming Journeys
- We achieved 7 consecutive quarters of comparable sales growth as a result of these efforts
- We have more than doubled our digital business and optimized our store footprint by closing net 300+ stores since beginning of FY'20
- We proactively implemented our new Footwear First strategy at the beginning of this year
- We have momentum to drive continued improvement

Comparable Sales Growth



6%
10%
5%
4%
3%
9%
2%
FQ3'25
FQ4'25
FQ1'26
FQ2'26
FQ3'26
FQ4'26
FQ1'27

Net Store Closings (# of stores)



-330 stores (22%)
1,512
1,182
FY'20 Beginning
FY'27E(1)

SG&A Leverage (% of Net Sales)



+130bps
46.5%
45.2%
FY'24
FY'26

Source: Public company filings.

6

We Have Positive Momentum in Our Performance… Q4 FY’26 FY’26 Q1 FY’27 (1) Overall Comp Sales +9% +6% +2% Prior Year Overall +10% +3% +5% Comp Sales We have delivered multiple consecutive SG&A Leverage (2) +140bps +120bps +60bps quarters of YoY double-digit YoY profit improvement Adj. Operating (3) +17% +41% +14% Income Growth YoY Source: Public company filings. (1) Johnston & Murphy +7%, Journeys +5%, schuh (9%) with pull back on promotion. (2) Reflects adjusted SG&A leverage. 7 (3) Improvement of operating loss.

…Highlighted by Our Strong Q1 FY’27 Earnings Print…

Genesco

Q1 FY’27 Earnings Highlights

+2%(1)
Comparable Sales

+90bps
YoY ∆ Adj. EBITDA Margin

7th Consecutive Quarter of Positive Comparable Sales Growth

Beat Street Expectations…

+2.6%
Sales Beat

+170bps
SSS Beat

+30%
Adj. EBITDA Beat

+16%
Adj. EPS Beat

…And Raised Full-Year FY’27 EPS Guidance



+5%(2)
$1.90 - $2.30
$2.00 - $2.40
Mar-26
May-26

Sellside Analysts Recognize Our Momentum

*“GCO delivered a nice quarter with **broad-based strength and solid execution, led by Journeys and Johnston & Murphy. Momentum is carrying into Q2/North America**.”*

– Corey Tarlowe*
Jefferies; May 29, 2026

*“All told, **despite a tough macro, Journeys is holding up better than we had anticipated**. More specifically, **despite the recent uptick in gas prices, Journeys did not experience comp deceleration from February to March, April, and May**. GCO would attribute this to the strength of the Journeys assortment, given an elevated product offering and favorable underlying footwear trends.”*

– Mitch Kummetz*
Seaport Research Partners; May 29, 2026

Source: Public company filings, FactSet and Wall Street research.
*Permission to use quote neither sought nor obtained
(1) Johnston & Murphy +7%, Journeys +5%, schuh (9%) with pull back on promotion.
(2) Represents increase at midpoint of range.

8

…And Our Execution is Translating into Long-Term Shareholder Value and Outperformance vs Peers Total Shareholder Return 1-Year (LTM) 3-Year 5-Year Strategic execution translating into recent TSR outperformance 104% 96% 63% 38% 34% 7% (16%) (31%) (44%) Selected Selected Selected Russell 2000 Russell 2000 Russell 2000 (1) (1) (1) Footwear Peers Footwear Peers Footwear Peers Calendar Year 2023 – 2025 CAGRs Net Sales Adj. EBITDA Adj. EPS 19% 2% 4% (2%) (13%) (53%) Selected Selected Selected (1) (1) (1) Footwear Peers Footwear Peers Footwear Peers Source: FactSet as of June 11, 2026. 9 Note: Financials calendarized for comparison purposes. (1) Selected footwear peers include CAL, DBI, SHOE and WWW. Represents median of peer group.

Our Renewed Strategy, Enhanced Leadership and Purposeful Capital Allocation Will Propel Our Momentum and Deliver Increased Value

Thoughtful Plan Targeted at Driving Significant Operating Income & Margin Expansion

Genesco

Projected Adj. Operating Income Growth Translates into $6-$7 of Adj. EPS*



1%
$27M
FY'26
0.7%
Store Comp / Customer Acq.
+ 4.0s drive engagement
+ Refreshed assortment
+ Brand marketing drives new customer acquisition
0.4%
New Stores
+ New stores and remodels
+ Continued optimization of store fleet
0.4%
eCommerce
+ Digital investments in marketing and loyalty to drive increased engagement
+ Driving greater efficiency and returns on marketing investments
+ Elevate digital online experience for our consumer
1.0%
GM Improvement
+ Improved discounting structure at schuh
+ Anniversary licensing liquidation
+ Tariff normalization
+ Pricing and product mix
+ Increased brand access and allocations of hot and new product
0.7%
SG&A Savings
+ Savings from IT transformation and continued cost optimization / efficiencies throughout our business
+ $40M-50M in cost savings over the next three years drive leverage and offset inflationary pressures
+ SG&A leverage also driven by growth in comp, new stores and eCommerce
~4%
~$100M
FY'29 Target

Source: Public company filings and management guidance.
* Assumes constant share count.

11

We Believe Our Footwear First Strategy Positions Us for Long-Term Success Transformation into a Why We Evolved the Strategy What We Will Do Footwear Focused Business ▪ The retail landscape has continued to evolve, requiring the next generation of our strategy 18% 61% Become the leading footwear destination by Branded combining compelling product, differentiated Footwear ▪ Consumer expectations have shifted 82% dramatically following COVID, requiring FY’26 brands, exceptional consumer experiences Net Sales Footwear 5% greater speed, product relevance and and world-class execution Retail seamless omnichannel experiences 13% 21% ▪ Persistent inflation, tariffs, geopolitical uncertainty and weakening consumer confidence have pressured discretionary How We Will Achieve It spending and increased operating Successfully Transformed Genesco into a Focused complexity Footwear Company Following the Lids Divestiture ▪ The footwear market continues to ▪ Built stronger digital, omnichannel and operating By combining winning assortments, distinctive experience declining consumer purchase capabilities across the enterprise brands and exceptional customer experiences, frequency, with units down (3%) in 2025 and (7%) year-to-date in 2026, while we attract more customers and create loyalty average selling prices increased +4% and ▪ Successfully repositioned Journeys through a +8%, respectively comprehensive business transformation Our people are our advantage. ▪ Footwear First builds on the success of We have the teams, the skills and Footwear-Focused while sharpening our ▪ Created a stronger foundation from which to the drive for success execution around the areas that create the accelerate long-term growth greatest long-term shareholder value Source: Public company filings and Circana. 12

Our Footwear Focused Strategy Has Built the Foundation for Today's Momentum

Genesco

RESULTS ACHIEVED

1 ACCELERATE DIGITAL

- ✓ Digital revenue more than doubled to **~$600 million** since FY'20, now representing 25% of DTC sales(1)
- ✓ Completed enterprise IT transformation enabling AI, analytics and omnichannel capabilities
- ✓ **Increased marketing investment** by ~20% since FY'23 to accelerate customer acquisition

2 MAXIMIZE PHYSICAL & DIGITAL

- ✓ Built **enterprise omnichannel capabilities** that seamlessly connect stores, digital and fulfillment
- ✓ Rolled out Journeys 4.0 stores which deliver **25%+ uplift** with stronger traffic, conversion and average transaction values
- ✓ Leveraged stores as acquisition and brand-building assets within an increasingly competitive retail environment

3 DEEPEN CONSUMER INSIGHTS

- ✓ Established enterprise CRM and advanced analytics capabilities to personalize consumer engagement
- ✓ Launched loyalty programs across Journeys, schuh and Johnston & Murphy to increase retention and lifetime value
- ✓ Built loyalty platforms serving approximately **17 million** consumer relationships across the portfolio today

4 INTENSIFY PRODUCT INNOVATION & TREND INSIGHTS

- ✓ **Repositioned product assortments** to better align with changing consumer trends and drive market share gains
- ✓ Accelerated product development at Johnston & Murphy through Quick Strike and continuous development capabilities
- ✓ Expanded Journeys athletic assortment to approximately one-third of footwear sales
- ✓ **Expanded Journeys' addressable market 6–7x** through a sharper consumer strategy and broader product positioning

5 RESHAPE & REINVEST

- ✓ Strategic Value Creation Program **delivered approximately $45 million in savings** during FY'24–FY'25, on top of FY'20's Profit Enhancement Program which achieved $32 million in savings
- ✓ Reduced occupancy costs from 15% of sales in FY'20 to **12% of sales**
- ✓ Reinvested savings into more brand marketing and higher-return growth initiatives
- ✓ Streamlined GBG's license portfolio

Sale of Lids allowed us to be footwear focused, weather the pandemic and achieve record footwear results in FY'22

Source: Public company filings.
(1) DTC sales represents combined store sales and eCommerce sales.

13

Strong Portfolio of Brands that are Strategically Well-Positioned Journeys Retail Group (82% of FY’26 Net Sales) Branded Group (18% of FY’26 Net Sales) The destination for young adult and teen fashion footwear and Portfolio of leading owned and licensed brands partner of choice for leading global brands Distinctive expertise in the #1 omni-channel retailer of #1 omni-channel retailer of 175-year brand heritage and Strong Strategic Positioning footwear category with Total teen fashion footwear youth fashion footwear reputation for quality product omni-channel capabilities FY’26 Net Sales $1.5B $500M $320M $121M $2.4B % Consolidated 61% 21% 13% 5% (1) N/A 31% 18% 46% 25% FY’26 eCommerce Penetration FY’26 Year-End Store Count 965 118 153 N/A 1,236 Department, Value / Off- Youth Customers Youth Customers Primarily Men Price and Specialty Core Consumer Aged 13-22 Aged 16-24 Aged 25-55 Stores Customers Key Brands Significant Core Brand Overlap United by powerful DTC platform Source: Public company filings. 14 (1) Represents digital % of DTC sales. DTC sales represents combined store sales and eCommerce sales.

Meaningful Synergies Across Retail & Branded Operations Formation of Journeys Global Retail Group ▪ Unites Journeys, schuh and Little Burgundy into a single global retail engine Journeys ▪ Creates a powerful opportunity to position our banners as the world’s leading style-led, youth footwear retail group, with a sharp focus on the female consumer Retail Group ▪ Enables stronger vendor partnerships, faster trend adoption and cross-banner merchandising ▪ Leverages global scale to expand reach and drive share gains ▪ Standardizes retail execution while maintaining distinct brand positioning 90%+ ▪ Enhances growth through coordinated strategy, talent and consumer insights DTC Key Platform Synergies Branded Group Product/Vendor Operational Best Wholesale Trade Product Synergies Practices Relationships Costing Footwear Technology Shared Services Sourcing Platforms Source: Public company filings. 15

Journeys Strategic Growth Plan Driving Results

Journeys | Genesco

Strategic Repositioning

Dramatically evolve Journeys with sharp point on style-led teen girl and expand appeal to broader audience for 6-7x greater TAM

Core Integrated Strategic Initiatives/Results

Diversify Our Footwear Leadership

- Elevate product assortment/increase access, newness with key global brands
- Drove double digit ASP increases with elevated assortment; market share gains per Circana
- Secured distribution of Nike and Hoka brands

Build the Journeys Brand

- Bring refreshed positioning to expand awareness/acquire new customers
- Achieved 750 million impressions with Life on Loud campaign
- Attracting new customers through 4.0 remodels

Elevate Our Customer Experience

- Visibly demonstrate new strategy with new 4.0 store design – rolled out 105 locations as of Q1 FY'27
- Achieved more traffic, better conversion and higher ASPs than rest of fleet, 25+% uplift

Build Amazing Teams/Unlock Power of Our People

- New Journeys leadership and skills – Andy Gray, President since Jan'24, new chief merchant, new head of marketing
- Building stronger store teams engaged in better selling behavior driving stronger conversion

Positive Sellside Reaction to Our Transformation

"__Journeys continues to drive the P&L. Journeys posted a 12% SSS gain on top of a 14% SSS last year__, with strength across both casual and athletic, supported by strong full-price selling and higher ASPs…__4.0 stores are a clear traffic and productivity catalyst. Journeys 4.0 stores are comping ~25%+, materially outperforming the fleet on traffic, conversion, and ASP__…The format is also __driving incremental new customer acquisition, reinforcing confidence in sustained comp momentum__."

– Corey Tarlowe*

Jefferies; March 6, 2026

Strategy Translating to Results



Segment Net Sales ($mm)
CAGR: 4.7%
$1,364
$1,399
$1,495
+4.7% YoY
$273
$285
FY'24
FY'25
FY'26
FQ1'26
FQ1'27
Comparable Sales Growth
+6%
+9%
+8%
+5%

Journeys has delivered 7 consecutive quarters of at least 5% comp growth



Segment EBIT ($mm)
CAGR: 134%
$11
$26
$60
FY'24
FY'25
FY'26

Rapid turnaround is compounding into accelerating profitability

Source: Public company filings, management reports and Wall Street research.
*Permission to use quote neither sought nor obtained

16

Our 4.0 Store Remodels Delivering 25%+ Sales Uplift & Transforming Journeys Experience

Journeys | Genesco

Legacy Journeys Storefront	Journeys 4.0 Remodel


Journeys
SPRING LOADED


Journeys
UGG
UGG

Modular, footwear first layout that is far more elevated, updated, shoppable and easy to navigate

4.0 Stores Key Metrics

105	~20%	25%+	~400bps
4.0 stores completed in a little over a year	of Journeys fleet targeted as 4.0 by end of FY'27	Sales uplift vs. legacy stores	4-Wall Profitability uplift vs. legacy stores

Source: Public company filings.

17

Johnston & Murphy Repositioning Gaining Traction

JOHNSTON & MURPHY
SINCE 1850

Genesco

Reimagined and Reinvented

- Hardest hit business as consumers stopped going to office and adopted more casual / comfortable dressing
- Reimagined business with comfort as foundation in shift from dress shoes to more casual
- Created lifestyle brand with new categories; accessories and apparel now ~50% of DTC business
- Nearly achieved pre-pandemic profit levels in FY'24 when consumers increased desire for newness and freshness in assortments



Legacy Product




JOHNSTON
& MURPHY
& PEYTON

Key Strategic Initiatives / Results

Deliver Fresh and Distinctive Product	▪ Introduced new apparel and accessories styles and materials; grew blazer and knit categories ▪ Accelerated footwear product innovation/faster cycles and saw positive inflection in footwear category performance in recent quarters
Accelerate Brand Repositioning	▪ Launched partnership with Peyton Manning in Oct'25 driving increased traffic to stores and websites; renewed for Fall 2026 ▪ Shifted performance marketing into brand building and achieving lifts in brand awareness
Expand Distribution	▪ Opened 5 net new stores in FY'26; J&M has highest overall 4-wall performance across company

Major Inflection in Comp Performance


(2%)
+2%
+7%
FQ3'26
FQ4'26
FQ1'27

Positive Sellside Reaction to Progress

*"J&M improving. Comp +7% with **strength across apparel and footwear, supported by better product, pricing, and marketing. New customer growth (especially younger) trending strongly**."*

– Corey Tarlowe*
Jefferies; May 29, 2026

*"The company's **partnership with Peyton Manning** (which launched prior to 4Q) has been **a key driver of improving traffic trends and comps in both stores and ecom**."*

– Joseph Civello*
Truist Securities; March 6, 2026

Source: Public company filings and Wall Street research.
*Permission to use quote neither sought nor obtained.

18

Strategic Overview: schuh and Genesco Brands Applying elements of the Journeys transformational playbook at schuh while advancing Footwear First initiatives across branded portfolio ▪ Optimize the store footprint, eliminating unproductive ▪ Launch Wrangler Footwear in Fall 2026, positioning the locations and shifting volume to nearby stores business for healthy long-term growth ▪ Reduce reliance on discounting by removing ▪ Lean on Dockers as the lead brand — it delivered a additional calendar promotions and discount stacking to solid start to FY’27 with sales and profitability ahead of steer gross margin recovery last year and ahead of plan despite the loss of substantial Levi's sales ▪ Implement cost reductions, improve digital marketing efficiency and stand up a new procurement function ▪ With the license portfolio now streamlined, focus is on ▪ Elevate product through deeper access to key driving future growth, with Wrangler representing a brands like Nike, Adidas and ASICS, while compelling longer term growth opportunity rationalizing tertiary brands in the assortment ▪ Leverage shared brand relationships and insights by operating schuh as part of the Journeys Global Retail Group 19 Source: Public company filings.

Footwear First Defines How We Will Create the Next Phase of Shareholder Value 1 2 3 Create & Curate Elevate Create Winning Distinct Exceptional Product Brands Experiences We focus on having the We activate brands with We offer compelling right footwear, in the right unique stories, product and physical and digital styles, all the time experiences to be top of environments that drive mind for our customers customers to choose us 4 Build Amazing Teams We have the capabilities to perform, improve and deliver results that move us forward Source: Public company filings. 20

1 Create and Curate Winning Product We focus on having the right footwear, in the right styles, all the time Diversify and Elevate Our Product Assortment ▪ Journeys and schuh both continue to expand premium athletic and lifestyle leadership through broader access to Nike, New Balance, adidas, HOKA, Birkenstock, UGG and other strategic partners, continuing to increase ASPs ▪ Broaden Johnston & Murphy footwear assortment further with versatile casual and casual athletic styles, while extending the brand deeper into complementary apparel and accessories Accelerate Product Innovation and Speed to Market ▪ Expand innovation platforms that deliver meaningful consumer benefits, including Johnston & Murphy XC+, launching Wrangler footwear, and Journeys' rapid expansion into premium athletic franchises ▪ Launching Wrangler footwear this Fall which includes the introduction of new styles across western and workwear categories ▪ Johnston & Murphy is accelerating product innovation by reducing development lead times by up to 50%, enabling faster delivery of new concepts and consumer trends Building Momentum Across the Portfolio ▪ Journeys continues to diversify its product mix through stronger women's assortments and expanded franchise newness ▪ Johnston & Murphy taking advantage of trend shift toward more refined and tailored dressing Source: Public company filings. 21

2 Elevate Distinctive Brands We activate brands with unique stories, product, and experiences to be top of mind for our customers Strengthen Brand Positioning ▪ Position Journeys as the destination for style-led teens by reinforcing its leadership in premium, multi-brand footwear and youth culture ▪ Reposition schuh as a premium, fashion-forward, youth-focused footwear destination through stronger marketplace positioning ▪ Continue repositioning Johnston & Murphy around modern confidence, refined style and innovation while broadening awareness among younger consumers Build Brand Awareness and Consumer Relevance ▪ Expand upper-funnel brand investment to attract new consumers while strengthening engagement with existing customers through differentiated brand storytelling Building Stronger Brands Across the Portfolio ▪ Journeys continues to build brand awareness and attract new customers through the Life on Loud platform, which has generated more than 70 million social views; new campaign for back-to-school launching in July ’26 featuring celebrities and influencers ▪ Johnston & Murphy is building brand momentum through the Peyton Manning partnership, which drove a double-digit traffic increase online during its debut in Q3 FY’26, supported by increased media spend; new fall campaign Source: Public company filings. 22

3 Create Exceptional Consumer Experiences We deliver seamless, differentiated shopping experiences that strengthen customer engagement, improve productivity and drive profitable growth Create More Engaging Store Experiences rd ▪ Double the 4.0 store count with 1/3 relocating to bigger footprint ▪ Expand the 4.0 concept to Journeys Kidz ▪ Elevate storytelling, product presentation and visual merchandising in stores Deliver a More Seamless Shopping Journey ▪ Improve fulfillment, inventory visibility and operational capabilities to better serve customers wherever they choose to shop ▪ Create a faster, more personalized online shopping experience through enhanced search, digital merchandising and simplified checkout Build Stronger Customer Relationships ▪ Release the next iteration of our All-Access loyalty program featuring a fresh look and better ways to connect with most valuable customers ▪ Leverage advanced analytics and AI to better understand consumer behavior and improve discoverability within agentic search Source: Public company filings. 23

4 Build Amazing Teams We have proactively added capabilities across digital, merchandising, operations and talent to support Genesco’s strategic evolution and accelerate execution 2021 2022 2023 2025 2026 Parag Desai Kyle Polischuk Jonathan Collins Andrew “Andy” Gray Richard “Rick” Higgins Senior Vice President, Senior Vice President, Chief Chief Human Senior Vice President, Finance, President, Genesco Chief Strategy and Digital Officer Executive Officer, Journeys Global Resources Officer Chief Financial Officer Brands Group Retail Group Joining to drive incremental Proactively accelerated Added seasoned footwear Appointed proven footwear Invested in people and operational discipline, digital transformation ahead brand expertise to operator to lead Journeys culture capabilities to optimize capital allocation of evolving consumer accelerate initiatives in transformation and drive enable long-term success and further execute on cost purchasing trends branded portfolio growth at schuh savings initiatives Source: Public company filings. 24

We Will Continue To Work On Cost Demonstrated Track Record of Cost Management $40 – $50mm Targeting structural cost opportunities FY’20 profit enhancement delivered across the organization $32mm in savings from many areas including rent, freight and warehousing ▪ Productivity benefits from I.T. transformation ▪ Continued optimization of the retail fleet to FY’24 – FY’25 Strategic Value Creation focus investment Program delivered $45mm in savings from selling salaries, store rent reductions ▪ Expanding procurement, efficiency and automation / AI initiatives and logistics costs 25 Source: Public company filings.

Proven Ability to Generate Significant Free Cash Flow and Maintain a Healthy Balance Sheet…

Genesco

Robust Free Cash Flow Generation…

Free Cash Flow (annual and cumulative)
($ in millions)



$34
$47
$84
$165
FY'24
FY'25
FY'26
Total

…and Flexible Capital Structure with Strong Liquidity

Liquidity
($ in millions)



$278
$339
$437
FY'24
FY'25
FY'26
Liquidity as % of Net Sales
12.0%
14.6%
17.9%

- Focused on driving strong free cash flow through profitable growth
- Generated $160mm+ of cumulative free cash flow over the last three fiscal years
- FY'26 inventory sell-through at Genesco Brands Group aiding free cash flow generation

- Healthy and flexible balance sheet
- Liquidity position supported by strong free cash flow generation and revolver facilities
- Minimal debt with net cash position at the end of FY'26 provides strategic optionality

Strong cash flow profile positions us to strategically deploy capital and continue delivering long-term value for shareholders

Source: Public company filings.
Note: Free Cash Flow defined as Cash Flow from Operations less CapEx; Liquidity is comprised of cash and borrowing available under bank facilities.

26

…Enabling Us to Invest in the Business & Return Capital to Shareholders to Drive Long-Term Value

Genesco

Investing in Future Growth…

Capital Expenditure
($ in millions)



$60
$41
$62
FY'24
FY'25
FY'26

- Disciplined capital allocation focused on high-return store investments and growth initiatives
- Journeys 4.0 remains the primary investment priority, with ~90 locations planned for FY’27
- FY’27 investments expected to include ~2/3 remodels, with the balance focused on relocations
- FY’27 capital expenditure expected to be $65mm–$70mm, supporting Journeys and selective growth at Johnston & Murphy

…While Returning Significant Capital to Shareholders

Weighted Average Diluted Shares Outstanding
(in millions)



Repurchased ~50% of outstanding shares since the beginning of FY’20
19.5
~(50%)
10.6
FY'19
FY'26

- Share repurchases remain the primary mechanism for returning excess capital to shareholders
- Repurchased shares in every year other than the pandemic
- Returned ~$400mm to shareholders via repurchases since the beginning of FY’20
- ~$30mm remaining under existing share repurchase authorization provides additional capital return flexibility

Source: Public company filings.

27

We Have Actively Refreshed Our Board with the Right Skills and Experience to Meet the Demands of the Evolving Footwear Retail Industry

We Have Proactively Refreshed to Meet Evolving Footwear Retail Industry Demands

Genesco

Six highly-respected, independent directors have been appointed since 2020, including a new Lead Independent Director, bringing relevant experience to the boardroom and demonstrating Genesco's focus on regular and strategic refreshment of the Board

New Appointees…



John Lambros (2020)



Angel Martinez (2021)



Mary Meixelsperger (2021)



Gregory Sandfort (2021)

Gregory Sandfort appointed **Lead Independent Director** (2022)



Matt Bilunas (2023)

Board Committee Chair Rotations (2023)

- **Mary Meixelsperger** – Audit
- **John Lambros** – Compensation
- **Joanna Barsh** – Nominating & Governance



Carolyn Bojanowski (2023)

2020 | 2021 | 2022 | 2023

Key Departures…

- 2020: **James Bradford**, **Robert Dennis** – Stepped Down at the 2020 Annual Meeting
- 2021: **Marty Dickens**, **Kathleen Mason** – Stepped Down at the 2021 Annual Meeting
- 2022: **Matthew Diamond**, **Kevin McDermott** – Stepped Down at the 2022 Annual Meeting

Average Director Tenure of 6.7 years vs. S&P Consumer Sector of 7.9 years(1)

Source: Public company filings, 2026 Proxy Statement.

(1) Average tenure calculated as of June 2026 based on directors' appointment dates. Whole-year tenure references, where used, are presented for ease of reference.

29

Our Board Has the Right Skills and Experience to Oversee Genesco's Footwear First Strategy

Genesco

Genesco has added 6 new, highly-qualified independent directors to the Board since 2020



Mimi Vaughn
President, CEO & Chair

Director Since 2019

- Driving force in executing Genesco's Footwear First strategy
- Proven and critical experience and leadership developed by serving in multiple positions with the Company for more than 20 years
- Strong track record in strategic planning and business development, driving growth initiatives, operational efficiency, and long-term corporate strategy
- Top 10 GCO shareholder

Enterprise Leadership & Operational Execution



Gregory Sandfort
Lead Independent Director

A, C

Director Since 2021

- During his tenure as CEO of Tractor Supply, shareholder return was +150%
- Deep experience in driving business transformation and value creation, with expertise in capital allocation, customer insights, and adapting to evolving consumer preferences
- 40+ year career in retail including Tractor Supply, Michaels Stores, Federated

Executive Leadership & Strategic Transformation Experience



Joanna Barsh
Independent Director

C, NG*

Director Since 2013

- 30+ years with McKinsey & Company, serving companies globally in the retail, consumer products, direct selling, private equity, and media sectors
- Extensive knowledge on talent management, directly applicable to Genesco
- Developed leaders through bespoke programs in the U.S. and 15+ countries based on proprietary research and bestselling books

Strategic Transformation & Retail Perspective



Matt Bilunas
Independent Director

A

Director Since 2023

- Financial expert as the current CFO and Senior EVP of Enterprise Strategy of Best Buy
- 20 years with Best Buy as a key leader during its transformation
- 30+ years of finance and accounting experiences with broad industry knowledge across retail, hospitality, retail real estate, energy and public accounting

Extensive Financial Expertise in Retail and E-Commerce

Please refer to the Appendix for detailed director bios



Carolyn Bojanowski
Independent Director

NG

Director Since 2023

- 20+ years with Sephora USA, most recently as EVP of Merchandising
- Transformative contributions in omnichannel retail and e-commerce, merchandising, marketing, loyalty, and brand and product development
- Expert in digital transformations, customer experience enhancements, and integration of online and in-store capabilities

Omnichannel & Digital Merchandising Expertise



John Lambros
Independent Director

C*

Director Since 2020

- Investment banking expertise as Chairman, U.S. Technology, Head of Digital Media, Sports & Entertainment at Houlihan Lokey
- Expertise in corporate finance, digital media and emerging technology and software sectors
- Experience with strategic portfolio reviews, M&A, transaction matters, and capital markets

Proven Finance, M&A, and E-Commerce Experience



Thurgood Marshall, Jr.
Independent Director

NG

Director Since 2012

- Corporate governance expert with experience in compliance, risk oversight, and stakeholder relations
- Extensive experience in government service and insight into regulatory affairs
- Brings unique perspective to Genesco from deep experience at senior levels of federal government and on public boards

Governance and Legal Expertise



Angel Martinez
Independent Director

NG

Director Since 2021

- 40+ year career in the retail footwear space, including Ugg, Hoka, Keen, Reebok, and Rockport
- Current Co-CEO and Director at Oofos, a recovery footwear brand
- 30 years of public company board experience
- Former Chairman, CEO, and President of Deckers Brands (Ugg, Hoka), a footwear designer and distributor, where shareholder return was +740%

Executive Leadership & Footwear Market Knowledge



Mary Meixelsperger
Independent Director

A*

Director Since 2021

- Former CFO of Valvoline, a retailer with 1,900+ stores in North America
- Former CFO of DSW, one of North America's largest designers, producers, and retailers of footwear and accessories
- 30+ years of deep expertise and knowledge of accounting, auditing, internal control, and financial reporting, as well as omnichannel strategy, specialty footwear retail, and strategic portfolio reviews

Finance and Leadership Insight

A = Audit Committee C = Compensation Committee NG = Nominating & Governance Committee * = Denotes Chair

☐ Indicates new independent directors since 2020

Source: 2026 Proxy Statement.

30

Our Board Is Committed to Robust Corporate Governance… Board Independence Board Refreshment Board Evaluations Shareholder Rights (1) & Accountability & Diversity & Engagement ✓ 8 of 9 directors are independent ✓ Annual director elections ✓ Thorough and consistent Nominating ✓ Annual Board and committee (all except for the CEO) & Governance Committee process self-assessments that includes regular Board discussions, skills matrix and ✓ Independent directors approve ✓ No poison pill or differential voting evaluation of potential candidates Genesco’s long-range plan and stock structure ✓ 6 of 8 independent directors annual Company budget, ensuring ✓ Annual independent director appointed since 2020 Management accountability evaluations of CEO performance ✓ Average director tenure of 6.7 years ✓ Shareholder right to call special ✓ Lead Independent Director sets ─ Favorable to S&P Consumer Sector meetings (10% threshold) meeting agendas and leads average of 7.9 years executive sessions of independent ✓ Formal director orientation and directors ✓ Diverse Board better represents our ongoing continuing-education program target consumers: 44% of directors ✓ Shareholders can amend the bylaws are women and 33% are racially / ✓ Annual director assessment and by simple majority vote ethnically diverse assessment of Board leadership structure ─ Favorable to S&P Consumer Sector averages of 36% women and ✓ Year-round shareholder ✓ Independent Board committees ✓ Directors removable by simple 26% racially / ethnically diverse engagement by Board and majority shareholder vote with or Management on strategy, performance ✓ Director age limit of 75 without cause ✓ Robust director and executive stock and governance ownership guidelines ─ Current average director age of 63.2 Source: Public company filings, 2026 Proxy Statement. 31 (1) Based on the Company’s proposed slate of directors. Sector averages per 2025 Spencer Stuart Consumer Sector Snapshot.

…And is Comprised of Directors With a Purpose-Built Mix of Relevant Skill Sets Skills / Expertise Senior Leadership Experience 9 of 9 PPPPPPPPP (C-Suite Executive or Equivalent) directors Other Public Company Leadership 6 of 9 PPPPPP (CEO or Board Experience) directors 8 of 9 Retail or Consumer Facing Industries PPPPPPPP directors 8 of 9 eCommerce or Digital Experience PPPPPPPP directors 6 of 9 Operations Management PPPPPP directors Financial, Transactional, Accounting 8 of 9 PPPPPPPP or Regulatory Compliance directors 3 of 9 Information Security Experience PPP directors 6 of 9 Gender / Racial Diversity PPPPPP directors Our Directors have uniquely appropriate skill sets and expertise that help drive our long-term Footwear First strategy Source: 2026 Proxy Statement. 32

Board Leadership Structure Reinforces Accountability Gregory Sandfort Mimi Vaughn Lead Independent Director President, CEO & Chair • Sets meeting agendas and leads executive sessions of • Executes the agenda at Board meetings independent directors • Works in conjunction with independent directors to approve long- • May request members of Management to attend Board meetings, range plan and annual Company budget or portions, to present or for discussion • Leads annual Independent Director review of CEO performance • Consults with the Lead Independent Director when approving the • Acts as principal liaison between the independent directors and the annual calendar of Board and standing-committee meetings Chair on material issues • Advises on the flow of information from Management to directors • Distributes pre-meeting written materials • Leads oversight of strategy and development of the Company With this leadership structure, CEO Mimi Vaughn leads senior Management in its supervision of the Company’s day-to-day business while Lead Independent Director Gregory Sandfort leads the Board’s oversight of Management and execution of strategic priorities Source: Public company filings, 2026 Proxy Statement. 33

Our Executive Compensation Program Aligns Pay with Performance Compensation program designed to ensure alignment with shareholders, including majority at risk compensation, division and corporate accountability targets and other recent changes following shareholder feedback Short-Term Incentive Long-Term Incentive Compensation Aligned With Shareholders Governance & Alignment Compensation Compensation • In FY 2027, we implemented a • 50% of annual LTI grant value • Compensation Committee annually Executive compensation program thoughtfully new Short-Term Incentive delivered in PSUs reviews market data, peer practices designed to align pay with performance at Corporate Compensation Plan after seeking and program design and division levels, as evidenced by 2026 outcomes: • FY 2026 PSUs tied to cumulative feedback from shareholders • Corporate NEOs earned annual incentive payouts adjusted operating income over • Clawback policy and anti-hedging equal to 51% of target 3-year performance period restrictions reinforce accountability • Simplifies the annual cash • Journeys NEOs earned annual incentive payouts equal and alignment incentive program while to 166% of target • Time-based restricted shares vest supporting the pay-for- over 3 years, reinforcing retention • ISS recommended “For” • No Fiscal 2024 PSU awards were earned following performance philosophy and shareholder alignment Say-on-Pay each of the last 5 years completion of 3-year performance period Compensation Structure for the Chief Executive Officer Compensation Structure for the Other Named Executive Officers Grant date value 31% Base Salary 20% of restricted stock and PSUs 80% 62% At Risk At Risk Target annual 38% Base Salary 26% incentive award Grant date value Target annual 54% 31% of restricted stock incentive award and PSUs Source: 2026 Proxy Statement. 34

We Believe Radoff’s Campaign Risks Momentum Disruption and Value Destruction

We Continue to Make Good Faith Efforts to Engage with Radoff to Understand His Perspectives

Although Radoff's Intentions Have Been Unclear From the Start…	…Genesco Has Aimed to Engage Constructively
✘ **Limited Investment and Communication Before Launching:** The Radoff Investor Group launched the campaign just weeks after initial investment • Radoff first contacted the Company on March 16, the day he became a Genesco shareholder • Following one conversation with the Company, Radoff's attorneys contacted Genesco on April 13, requesting a Director Nomination Questionnaire	✓ **Immediate Response to Initial Outreach:** Following Radoff's first-ever contact on March 16, the Company promptly arranged an IR meeting on March 30 and a subsequent meeting with CEO Mimi Vaughn on April 21
✘ **Refusal to Identify Candidates:** Radoff refused to identify nominees or specific skill sets until delivering a formal notice on April 24, with a hastily assembled slate	✓ **After Filing a 13D on April 15, Repeated Access to Senior Leadership:** The Company has granted Radoff substantial access to senior leadership including our CEO/Chair, Lead Independent Director and other Company personnel
✘ **Delays and Inconsistency:** Consistent with Radoff's approach to Genesco since the beginning… Radoff waited 15 days before finally agreeing to allow Genesco to interview his nominees	✓ **Interviewed Candidates Per Company Policy:** Despite Radoff's delays, 3 independent directors, including 2 Committee Chairs and our Lead Independent Director, promptly and thoroughly conducted interviews with each of Radoff's 4 nominees. They were subsequently presented to the full Board and, following robust deliberation, were declined due to lack of additive experience, skills, and track records
✘ **Abrupt Slate Alterations:** Without notice, Radoff abruptly withdrew half of the slate (Glen Herrick and Kashif Molwani) on June 8	✓ **Transparency via NDA:** Genesco offered a preview of its Q1 earnings and buyback strategy under a short-term NDA to ensure the group had a fulsome understanding of the Company's trajectory
✘ **High-Level Ideas Without Supporting Analysis:** Radoff has introduced high-level ideas without any rationale or supporting analysis, and fails to consider the Board regularly reviews and evaluates any value-enhancing ideas	✓ **Ongoing Openness to Dialogue:** The Company provided three years of detailed share repurchase data and has remained open to hear further perspectives, but Radoff apparently has no interest in serious constructive discussions

The Board remains open minded about a resolution that would benefit all GCO shareholders

Source: Public company filings and company information.

36

Radoff is Seeking Board Seats Without Clear, Strategic Logic

Genesco

Radoff has consistently advocated for Board change, but has not articulated a clearly-defined value creation plan, rationale for further Board refreshment, or explanation of how his nominees would benefit the Company

1 ✘ Investment Thesis Remains Undefined

- Radoff has presented no investment thesis or business plan and wants change, but can't articulate how his change would help the Company
- Radoff has raised numerous potential actions at a high level but without detail or supporting analysis:
  - Sale of businesses
  - Sale-leaseback
  - Sale of Company
  - Increased buybacks
  - Board refreshment
  - Chair/CEO roles

The Board on its own has regularly reviewed and evaluated these ideas

- **Genesco's Board and Management team have repeatedly requested more details on these ideas and offered to share analysis and rationale under a second proposed NDA, but Radoff has failed to respond**

2 ✘ No Clear Rationale for Additional Board Change

- Genesco has added 6 independent directors and another 6 have retired since 2020
- Despite this significant refreshment, Radoff seeks to replace two directors who have uniquely valuable expertise and essential institutional knowledge and continuity
- Radoff's case for replacing Genesco's directors relies on a bright-line view that directors with >10-year tenure lack independence, irrespective of any other factor and neglecting that a balance of tenures is productive in the boardroom
- Radoff does not explain why Genesco's substantial refreshment is insufficient, nor identifies what specific capabilities, expertise, or perspectives are absent from the Board today

3 ✘ No Clear Case for Radoff's Nominees

- We remain open to qualified director nominees, as reflected by our robust ongoing Board refreshment efforts
- The skill sets of Radoff's nominees are either not relevant to Genesco's business and strategy or are already represented on the Board
- None of Radoff's nominees possess direct footwear industry experience or any general retail experience
- His candidates have questionable backgrounds and personal ties, and are underqualified relative to the sitting directors they would replace

Genesco is always open to ideas that would generate value for our shareholders

Source: 2026 Proxy Statement, Company engagements with Radoff, Radoff 2026 Definitive Proxy Statement.

37

Radoff's Nominees Lack Relevant Skills or Experience for Genesco

Genesco

Westervelt "Westy" Ballard
Track Record of Bankruptcy and Financial Instability, Lacks Additive Skills and Experience, and Personal Connections to Radoff

- ✘ Mr. Ballard's career in energy is marked by **disruption and financial instability**
  - In 2020, as CFO, Mr. Ballard oversaw a **delisting and Chapter 11 bankruptcy** at Superior Energy Services, a public energy company, following **repeated credit rating downgrades by Moody's and S&P**, who both cited deteriorating performance and high leverage
- ✘ Mr. Ballard serves as President and CEO of a private investment firm that **lacks any operational footprint in the retail or footwear sectors**
- ✘ Mr. Ballard's **career is in energy services and oil & gas…** but the skills of corporate development, finance and M&A are abundant on the Board
  - No background managing a complex, consumer-facing omnichannel retail business like Genesco
- ✘ During his interviews with the Genesco Board, Mr. Ballard disclosed his personal relationship with Radoff – raising questions…
  - Would Mr. Ballard's allegiance be to Radoff or to all shareholders?
  - Was Mr. Ballard selected on merit, or because Radoff already knew him?

Paula Poskon
Frequent Activist Director, Recommended to Radoff by Leading Activist Law Firm, and Lacks Additive Skills and Experience

- ✘ Ms. Poskon was nominated multiple times to public boards by multiple shareholder activists – **raising questions whether her allegiance will be to a single shareholder vs. all shareholders**
  - Appointed to the Board of Wheeler REIT through Stilwell Value's activist slate in 2019
  - Appointed to the Board of NAM Tai Property through IsZo Capital's activist slate in 2021…**despite ISS's recommendation "Against"**
    - **Served on Nam Tai's Board for a tenure of just ~7 months**
  - Nominated to Brookdale Senior Living's Board by Ortelius, despite no relevant experience, and **rejected by shareholders**
  - Now nominated to Genesco's Board, through referral from an activist law firm, despite the lack of qualifications
- ✘ **Ms. Poskon has no Footwear, Retail, or Consumer Industry experience**

All 4 Directorships Are Short-Tenured and at Real Estate Companies With Assets Irrelevant to Genesco's Leased Footwear Retail Footprint

NAMTAI	POWER REIT	WHLR	cdr (Cedar Realty Trust)
Technology Parks in China	Railroads, Solar Farmland, & Greenhouses	Grocery-Anchored REIT	Grocery-Anchored REIT

We conducted a robust review process including detailed interviews of each of their candidates, and after careful Board deliberation the results were clear… Radoff's nominees are NOT additive to Genesco's Board

Source: Public company filings, Radoff 2026 Definitive Proxy Statement.

38

Radoff’s Nominees Lack Relevant Skills or Experience for Genesco (Cont’d) Two underqualified nominees with the wrong skill sets and experience, who appear to have concerning connections to Radoff and other activist affiliates Direct Footwear Direct Retail Public Board Independence Experience Experience Experience From Radoff Westervelt Never served as “Westy” Ballard an independent director û Openly admits his ûû personal relationship with Radoff Short tenures & Paula Poskon û in an unrelated industry Frequent activist director ûû and was recommended to Radoff by leading activist law firm Source: Public company filings, Radoff 2026 Definitive Proxy Statement. 39

Radoff Is Targeting Directors Who Are Critical to Our Ongoing Progress

Genesco

Thurgood Marshall, Jr.
Independent Director



- ✓ Legal and regulatory expertise working across the public and private sectors, skills essential to Genesco amidst today's dynamic regulatory environment including tariff policy
- ✓ Substantial public company director experience on 3 boards, including serving as Chair of the Risk Committee at CoreCivic
- ✓ Ongoing collaboration with General Counsel: Mr. Marshall is Management's designated Director for matters regarding corporate policy, Board governance and ethics compliance
- ✓ Valuable perspective as the holder of a Cyber Risk & Strategy Certification pursuant to the Diligent Board training program
- ✓ Mr. Marshall held senior White House roles, including as Assistant to the President and Cabinet Secretary in the Clinton Administration
- ✓ Served across all three branches of the federal government & in the private sector as a Partner of Morgan, Lewis, & Bockius
- ✓ Former Chairman of the Board of Governors of USPS, bringing logistics and catalog business experience relevant to Genesco's omnichannel business

THE WHITE HOUSE · Morgan, Lewis & Bockius LLP · National Women's Law Center · Ford Foundation · United States Postal Service

Joanna Barsh
Independent Director



- ✓ Leading expert in Consumer & Retail strategic transformations and successful growth programs, directly essential to Genesco's ongoing strategic transformation
- ✓ Senior Partner Emerita with 30+ years at McKinsey & Company serving global retail, consumer-products, private-equity and media companies on strategic and operational issues
- ✓ Maintains an open line of communication as a Director liaison for Genesco's Chief Human Resource Officer on all employee matters
- ✓ Proven leader in the boardroom as the previous Chair of Compensation Committee and currently overseeing Board refreshment efforts as Chair of the Nominating & Governance Committee
- ✓ Developed leaders through bespoke programs in the U.S. and over 15 countries, based on a decade of proprietary research and bestselling books

McKinsey & Company


GROW WHEREVER YOU WORK
JOANNA BARSH
CENTERED LEADERSHIP
JOANNA BARSH
HOW REMARKABLE WOMEN LEAD

Selected Book Covers

If both Mr. Marshall and Ms. Barsh were replaced, we would lose critical institutional knowledge…

Source: Public company filings.

40

The Bottom Line: A Proven Strategy vs. an Unclear Campaign

Radoff Has Yet to Articulate a Strategy

Genesco

Genesco's Strategy	Radoff's Strategy For Genesco
✓ Clearly stated Footwear First strategy anchored in four strategic growth drivers to deliver sustainable and profitable growth ✓ Refreshed Board has relevant skills and experience aligned with our strategy to ensure our continued execution and success ✓ Our new Footwear First strategy is delivering results: ✓ Seven consecutive quarters of comparable sales growth ✓ 41% Adj. Operating Income growth and $1.45 Adjusted EPS in FY'26 ✓ 96% one-year total shareholder return ✓ $400M returned to shareholders since the beginning of FY'20, having repurchased shares in every year outside of the pandemic ✓ Most recently reflected in our strong Q1 FY'27 results	✗ Return $200-300M to shareholders in the next 18 months – Radoff has not provided any supporting analysis, funding plan or implementation details for this proposal ✗ Replace highly-talented Directors with integral expertise critical to our strategy

We maintain an open dialogue with our shareholders and are always open to their perspectives.
The Radoff campaign has failed to present a discernible strategy to create value for GCO shareholders and the dissident nominees add no new relevant skills or experience that are not already represented on Genesco's Board

Source: Public company filings, FactSet.

42

Radoff’s Haphazard Campaign Raises More Questions Than It Answers Radoff is asking shareholders to elect their nominees, yet he has not addressed our basic questions about his thesis, ideas or nominees. We encourage shareholders to ask them the following questions: Why launch a proxy contest rather than continue the dialogue the Company offered? ? What, specifically, is Radoff’s plan to create value Has Radoff completed any analysis to support his ? ? that Footwear First does not already deliver? strategic alternative-related ideas? What specific skill, capability, or perspective is How does removing Marshall and Barsh’s missing from the Board today that only Radoff's experience and skill sets help shareholders amid ? ? nominees can provide? tariff volatility and a retail transformation? Why are Ballard and Poskon better positioned than the incumbents to oversee a footwear retailer when neither What evidence is there that Marshall or Barsh have ? ? has any footwear or broader consumer industry failed to act independently? experience? Why did Radoff nominate 4 directors, none of which Why did Radoff abruptly remove 2 nominees from ? ? have any consumer or retail experience? his slate in the middle of the campaign? 43

Genesco Risks Losing Integral Expertise If the Dissident Nominees Are Elected

Genesco

What Our Board Would Lose



Thurgood Marshall, Jr.

- **Legal and regulatory expertise,** skills essential to Genesco amidst today's dynamic regulatory environment including tariff policy
- **Logistics experience** as the former Chairman of the Board of Governors of USPS, relevant to Genesco's omnichannel business
- **Substantial public company director experience** on 3 boards, including serving as Chair of the Risk Committee at CoreCivic



Joanna Barsh

- **Leading expert in Consumer & Retail strategic transformations**, directly essential to Genesco's ongoing strategic transformation
- **Valuable strategic insights** from a long consulting career for 100+ public companies
- Extensive knowledge in **talent management**, directly applicable for oversight of GCO
- **Experience developing leaders** through bespoke programs globally

Differentiated Experience to Promote Genesco's Long-Term Strategy

What Radoff's Nominees Would "Add"

Westervelt "Westy" Ballard

- As CFO of Superior Energy Services, presided over the company's descent into a **Chapter 11 bankruptcy**
- Disclosed a personal relationship with Radoff
- **Has no Footwear, Retail, or Consumer Industry experience**
  - Experience in private equity and energy services **not relevant**

Paula Poskon

- **Rejected by shareholders** in recent elections as a dissident nominee
- Nominated to Genesco's Board through referral from an activist law firm, despite the lack of qualifications
- **Has no Footwear, Retail, or Consumer Industry experience**
  - Experience at real estate companies **not relevant**

Unrelated Experience and Questionable Backgrounds

Source: Public company filings, 2026 Proxy Statement, Radoff 2026 Definitive Proxy Statement.

44

Genesco’s Incumbent Directors are the Best Choice to Deliver Value Creation to ALL Shareholders Our Strategic Transformation Has Driven Vote the WHITE Proxy Card 1 Results and Momentum The Genesco Board of Directors unanimously recommends that you vote the WHITE proxy card: For the election of ALL of the Company’s highly Our Portfolio and Execution of Our Footwear qualified Board nominees: First Strategy Will Continue Creating 2 Shareholder Value Joanna Barsh Thurgood Marshall, Jr. ✓✓ We Have the Right Board and Management Matthew M. Bilunas Angel R. Martinez ✓✓ 3 Team for Continued Success Carolyn Bojanowski Mary E. Meixelsperger ✓✓ The Election of Radoff’s Nominees Would John F. Lambros Gregory A. Sandfort ✓ ✓ Jeopardize Value Creation and Endanger Our 4 Mimi E. Vaughn Progress ✓ PROTECT YOUR INVESTMENT We urge you to reject Radoff’s campaign for unwarranted change and vote on the WHITE Proxy Card “FOR” ONLY the Genesco nominees 45

Appendix: Board of Directors

Each Genesco Director Brings Highly Relevant Skills and Experience

Genesco



Mimi Vaughn
President, CEO and Chair of Genesco

- President, CEO and Board Chair of Genesco since 2020
- In her current roles, Vaughn provides executive insight over day-to-day operations and progress towards strategy execution; Vaughn's extensive history with Genesco over the last 20+ years provides her with a unique view of the Company's evolution
- Vaughn has served in various leadership positions with Genesco, including as CFO and COO
- Prior to her leadership roles, Vaughn served within the Company's Strategy and Business Development department from 2003 – 2015, **gaining years of experience developing and executing corporate strategy through changing market conditions and consumer demands**
- **Vaughn has been an essential driving force in leading Genesco's long-term Footwear First strategy**



Gregory Sandfort
Former President and CEO of Tractor Supply and Lead Independent Director of Genesco

- **Over 40 years of experience in the retail industry; brings broad experience in retail, merchandising, marketing, brand management, operations, logistics, strategic planning and human resource management**
- During his tenure at Tractor Supply, a publicly traded large-cap specialty retailer, Sandfort served in many leadership roles including as CEO, President, COO and Chief Merchandising Officer
- Sandfort's broad-based experience in the retail industry, understanding of customer dynamics and shifting consumer preferences were critical in the development and execution of the company's ONETractor strategy: an omnichannel driven strategy which offered a seamless experience by targeting integration of both physical and digital operations (e.g., mobile POS, BOPIS, etc.)
- Sandfort has served in various leadership roles at Michaels Stores (President and CEO), Kleinert's (Co-CEO and Vice Chairman) and Sears (Vice President)
- Sandfort formerly served as Lead Independent Director and as an independent chairman at WD-40, a manufacturer of household and multi-use products
- Previously served as a director at Tractor Supply and Kirkland's, a home décor retailer



Joanna Barsh
Senior Partner Emerita at McKinsey & Company

- Senior Partner Emerita at McKinsey & Company
- As a Senior Partner at McKinsey & Company, Barsh served over 100 companies, organizations and governments in the retail, consumer products, direct selling, private equity and media sectors on strategic and operational issues
- Through her three decades of experience, **Barsh has gained valuable insights helping management teams and boards identify market opportunities, implement strategies and growth programs, execute business transformations and navigate industry transitions**
- **Strong advocate for women at work** through her award-winning books on women's leadership, including **'How Remarkable Women Lead'**
- Additionally, Barsh served on NYC's Commission on Women's Issues for a decade, invited by Mayor Bloomberg
- Barsh led ground-breaking research for *The Wall Street Journal*'s Women in Econ Task Force and for the U.S. Chamber of Commerce
- Conducted over 50 due diligences of mid-sized retail businesses for private equity clients; worked with retail portfolios to achieve investment theses

Source: Public company filings, 2026 Proxy Statement.

47

Each Genesco Director Brings Highly Relevant Skills and Experience (Cont'd)

Genesco



Matt Bilunas
Senior Executive Vice President and CFO of Best Buy

- Chief Financial Officer and Senior Executive Vice President of Enterprise Strategy at Best Buy Co. Inc., with responsibility for global finance, including audit, procurement, and financial services, as well as enterprise strategy and real estate
- 30+ years of finance and accounting experiences with broad industry knowledge across retail, hospitality, retail real estate, energy and public accounting
- Since joining Best Buy in 2006, **Bilunas has held a range of financial leadership roles across both field and corporate operations, spanning domestic and international businesses**
- Bilunas served as Senior Vice President of Enterprise and Merchandise Finance prior to becoming CFO, playing a key role in financial planning and business performance
- Bilunas was an instrumental leader in Best Buy's multi-year transformation, contributing to strategic evolution and operational execution across the organization
- Bilunas brings prior experience from Carlson Inc., NRG Energy Inc., Bandag Inc., and KPMG, with a strong foundation in accounting and corporate finance



Carolyn Bojanowski
Executive Vice President of Merchandising at Sephora

- Executive Vice President of Merchandising at Sephora USA (LVMH) since September 2022; member of the North American Operating Committee with responsibility for sales across all channels, including stores, Sephora.com and Sephora inside Kohl's
- During her 20+ year tenure at Sephora**, Bojanowski has driven transformation across omnichannel retailing, e-commerce, merchandising, marketing, loyalty and brand and product development**
- Bojanowski previously served as Senior Vice President of General Manager E-commerce, Senior Vice President of Dotcom Merchandising & Gift Cards and Vice President of Sephora.com Merchandising from 2017 – 2022
- Bojanowski led an e-commerce strategy and execution, which included development of digital partnerships, new payment methods and enhanced online customer experience across the U.S. and Canada
- Bojanowski spearheaded omnichannel capabilities such as buy online, pick up in store (BOPIS) and same-day delivery, strengthening integration between digital and physical retail channels
- Bojanowski brings extensive experience working with 200+ brands and driving growth, innovation and merchandising excellence, with deep expertise in digital commerce, marketing and brand development



John Lambros
Chairman, U.S. Technology, Head of Digital Media, Sports & Entertainment at Houlihan Lokey

- Chairman, U.S. Technology, Head of Digital Media, Sports & Entertainment at Houlihan Lokey, a global investment bank and public company; formerly President and Head of Digital Media Banking of GCA-U.S.
- Lambros has led more than 250 public and private market financings, merger and acquisition transactions, recapitalizations, joint ventures, and senior and subordinated debt financings over his career
- Lambros has been an active advisor to and investor in the digital media, e-commerce, and emerging technology markets, working with some of the leading, global public and private companies across the entire digital sector
- Lambros serves as an angel investor in several technology and consumer brand startups
- Earlier in his career, Lambros held various roles at Morgan Stanley and served as Senior Vice President of Business Development at Into Networks, a broadband technology company, where he was instrumental in raising funds from strategic investors, negotiating more than 50+ different content and distribution licensing deals and selling the company
- Lambros has **extensive expertise in corporate finance, digital media and emerging technology and software sectors**
- Lambros has experience overseeing an international business, like Genesco

Source: Public company filings, 2026 Proxy Statement.

48

Each Genesco Director Brings Highly Relevant Skills and Experience (Cont'd)

Genesco



Thurgood Marshall, Jr.
Director at CoreCivic and EN+ Group

- Director at CoreCivic, a full-service corrections management and real estate solutions provider, and EN+ Group, the largest provider of low-carbon aluminum
- Marshall has served in government positions at the highest levels and is deeply familiar with public policy and the regulatory process; he has a distinguished career serving as Assistant to the President and Cabinet Secretary in the Clinton Administration and the Chairman of the Board of Governors of USPS
- Marshall has over two decades as an international law firm partner and served as former international Law Partner of Morgan, Lewis & Bockius. He represented witnesses and companies involved in congressional investigations and he counseled clients engaged in public policy
- Marshall has **authored guidance regarding ethics compliance and corporate governance** and developed legislative and regulatory strategies for clients involved in corporate mergers, professional and amateur sports, commercial aviation, utility and banking regulation, pharmaceuticals and legal process reforms
- **Marshall has extensive experience with corporate governance and risk management and has served on audit committees and managed board interests in response to shareholder litigation**



Angel Martinez
Co-CEO of Oofos

- Co-Chief Executive Officer of Oofos, a recovery footwear brand, since October 2025
- 30 years of public company board experience
- **Throughout his career, Martinez started, developed, marketed and managed numerous portfolios of brands such as UGG, Teva, HOKA, and Reebok's Freestyle aerobic shoe, many of which became internationally recognized and award winners**
- During his tenure as Chairman and CEO of Deckers, a publicly traded footwear retail company, the Company was honored as the "Company of the Year" by both *Footwear News* and *Footwear Plus* and *Outside Magazine's* "Best Places to Work"
- At Deckers, Martinez helped grow the company's investments in its direct-to-consumer platform and enhanced omnichannel capabilities allowing the Company to increasingly engage existing and prospective consumers in a more connected environment
- Martinez served as a founding employee, EVP and Chief Marketing Officer for Reebok International for over 20 years; the Company reported total revenue of ~$3bn in Martinez's final year
- Martinez currently serves as a director at Korn Ferry, a global organizational consulting firm
- Previously served as a director at Deckers, a footwear designer and distributor, and Tupperware Brands, a global consumer products company



Mary Meixelsperger
Former CFO of Valvoline

- **Meixelsperger brings to Genesco a wealth of experience in finance, accounting, regulatory reporting, treasury, and financial planning and analysis, risk management, business development and technology stemming from her tenures as CFO of multiple private and public companies**
- As the former CFO of Valvoline, Meixelsperger was a key part of the team that generated positive shareholder returns since the company was spun-off in 2016
- Additionally, Meixelsperger was instrumental in Valvoline's corporate development
- Meixelsperger has extensive transaction and integration experience stemming from her work on Valvoline's spin-off from Ashland Global and managing subsequent bolt-on acquisitions
- Prior to joining Valvoline, Meixelsperger served as SVP and CFO of DSW (now Designer Brands), a publicly traded footwear retailer with a market cap of ~$1bn
- Meixelsperger serves as Vice Chairman for United Way of the Bluegrass, continuing a long-held career commitment to supporting United Way's mission

Source: Public company filings, 2026 Proxy Statement.

49

Appendix: GAAP to Non-GAAP Financial Reconciliation

Adjustments to Reported Earnings (Loss) from Continuing Operations

Genesco

	Fiscal Year Ended (3)								
	February 03, 2024			February 01, 2025			January 31, 2026		
In $mm (except per share amounts)	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share	Pretax	Net of Tax	Per Share
Earnings (loss) from continuing operations, as reported	**--**	**($24)**	**($2.10)**	**--**	**($20)**	**($1.80)**	**--**	**$13**	**$1.25**
Gross margin adjustment:									
Charges related to distribution model transition	--	--	--	$2	$1	$0.12	--	--	--
Inventory write-down related to exit of licenses	--	--	--	--	--	--	$1	$1	$0.09
Reversal of inventory write-down related to exit of licenses	--	--	--	--	--	--	--	--	--
Total gross margin adjustment	**--**	**--**	**--**	**$2**	**$1**	**$0.12**	**$1**	**$1**	**$0.09**
Selling and administrative expense adjustment:	--	--	--						
Costs associated with information technology transformation	--	--	--	--	--	--	--	--	--
Total selling and administrative expense adjustment	**--**	**--**	**--**	**--**	**--**	**--**	**--**	**--**	**--**
Asset impairments and other adjustments:									
Asset impairment charges	$1	$1	$0.07	$1	$1	$0.09	$1	$1	$0.05
Goodwill impairment	$28	$22	$1.93	--	--	--	--	--	--
Store restructuring charges	--	--	--	--	--	--	$4	$3	$0.27
Costs associated with information technology transformation	--	--	--	--	--	--	$3	$2	$0.20
Severance	$1	$1	$0.07	$2	$1	$0.13	$1	$0	$0.04
Impact of additional dilutive shares	--	--	$0.02	--	--	$0.03	--	--	--
Gain related to payment card interchange fee litigation	--	--	--	--	--	--	--	--	--
Insurance gain	($0)	($0)	($0.02)	--	--	--	--	--	--
Professional fees related to shareholder activities	--	--	--	--	--	--	--	--	--
Total asset impairments and other adjustments	**$30**	**$23**	**$2.07**	**$3**	**$2**	**$0.25**	**$8**	**$6**	**$0.56**
Income tax expense adjustments:									
Tax impact share based awards	--	$1	$0.09	--	$1	$0.05	--	$1	$0.07
One big beautiful bill impact	--	--	--	--	--	--	--	($5)	($0.49)
U.S. valuation allowance	--	--	--	--	$26	$2.39	--	--	--
Other tax items	--	$6	$0.50	--	($1)	($0.07)	--	($0)	($0.03)
Total income tax expense adjustments	**--**	**$7**	**$0.59**	**--**	**$26**	**$2.37**	**--**	**($5)**	**($0.45)**
Adjusted earnings from continuing operations (1) (2)	**--**	**$6**	**$0.56**	**--**	**$10**	**$0.94**	**--**	**$15**	**$1.45**

Source: Public company filings.

(1) The adjusted tax rate for Fiscal 2024, Fiscal 2025 and Fiscal 2026 was 24.6%, 27.7% and 29.9%, respectively.

(2) EPS reflects 11.4 million, 11.0 million and 10.6 million share count for Fiscal 2024, Fiscal 2025 and Fiscal 2026, respectively, which includes common stock equivalents in both periods for adjusted earnings from continuing operations. The loss from continuing operations for Fiscal 2024 and Fiscal 2025, as reported, excludes common stock equivalents.

(3) Fiscal 2024 for the 53-weeks ended February 3, 2024, Fiscal 2025 for the 52-weeks ended February 1, 2025 and Fiscal 2026 for the 52-weeks ended January 31, 2026.

51

Adjustments to Reported Operating Income

Genesco

In $mm	Fiscal Year Ended February 03, 2024			Fiscal Year Ended February 01, 2025			Fiscal Year Ended January 31, 2026		
	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)
Journeys Group	$11	--	$11	$26	--	$26	$60	--	$60
Schuh Group	$21	--	$21	$10	--	$10	($5)	--	($5)
Johnston & Murphy Group	$16	--	$16	$8	--	$8	$5	--	$5
Genesco Brands Group	($0)	--	($0)	$7	$2	$9	($0)	$1	$1
Goodwill Impairment	($28)	$28	--	--	--	--	--	--	--
Corporate and Other	($34)	$2	($32)	($38)	$3	($35)	($43)	$8	($35)
Total Operating Income	($13)	$30	$17	$14	$5	$19	$17	$9	$27
% of sales	**(0.6%)**		**0.7%**	**0.6%**		**0.8%**	**0.7%**		**1.1%**
Depreciation and amortization			$49			$52			$53
Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (1)			$66			$71			$80
% of sales			**2.8%**			**3.1%**			**3.3%**

In $mm	Quarter 1 - May 3, 2025			Quarter 1 - May 2, 2026		
	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)
Journeys Group	($15)	--	($15)	($12)	--	($12)
Schuh Group	($6)	--	($6)	($7)	$0	($7)
Johnston & Murphy Group	$1	--	$1	$2	--	$2
Genesco Brands Group	$1	--	$1	$1	($0)	$1
Corporate and Other	($8)	$0	($8)	$0	($9)	($8)
Total Operating Loss	($28)	$0	($28)	($15)	($8)	($24)
% of sales	**(5.9%)**		**(5.9%)**	**(3.2%)**		**(4.9%)**
Depreciation and amortization			$13			$13
Adjusted loss before interest, taxes, depreciation and amortization ("EBITDA") (1)			($14)			($11)
% of sales			**(3.1%)**			**(2.2%)**

Source: Public company filings.
(1) Excludes "Other components of net periodic benefit cost" line item on the Consolidated Statements of Operations.

52

Adjustments to Reported Operating Income (Cont’d) Quarter 4 - February 1, 2025 Quarter 4 - January 31, 2026 In $mm Operating Asset Impair Adj Operating Operating Asset Impair Adj Operating Income (Loss) & Other Adj Income (Loss) Income (Loss) & Other Adj Income (Loss) Journeys Group $43 -- $43 $60 -- $60 Schuh Group $6 -- $6 $1 -- $1 Johnston & Murphy Group $7 -- $7 $6 -- $6 Genesco Brands Group $1 -- $1 ($2) $1 ($1) Corporate and Other ($11) $2 ($9) ($14) $3 ($11) Total Operating Income $46 $2 $48 $51 $5 $56 % of sales 6.2% 6.4% 6.4% 7.0% Depreciation and amortization $13 $13 (1) Adjusted loss before interest, taxes, depreciation and amortization ( EBITDA ) $61 $69 % of sales 8.2% 8.6% Source: Public company filings. 53 (1) Excludes Other components of net periodic benefit cost line item on the Consolidated Statements of Operations.

Reconciliation of Cash Flow from Operations to Free Cash Flow Fiscal Year Ended In $mm February 03, 2024 February 01, 2025 January 31, 2026 ($17) ($19) $13 Net earnings (loss) Adjustments to reconcile net earnings (loss) to net cash provided by operating activities: $49 $52 $53 Depreciation and amortization $3 $27 ($1) Deferred income taxes $28 -- -- Goodwill impairment $1 $1 $4 Impairment of long-lived assets $14 $13 $12 Share-based compensation expense $1 $0 $0 Provision for discontinued operations $0 $1 $1 Loss on sale of assets $1 $0 $0 Other Changes in working capital and other assets and liabilities, net of acquisitions/dispositions: ($13) $4 $10 Accounts receivable $80 ($49) ($1) Inventories ($14) ($61) $62 Prepaids and other current assets ($28) $54 ($13) Accounts payable ($2) $12 $9 Other accrued liabilities ($10) $52 ($5) Other assets and liabilities $95 $88 $146 Net cash provided by operating activities Less: Capital expenditures $60 $41 $62 Free Cash Flow $34 $47 $84 Source: Public company filings. 54

Adjustments to Reported Selling and Administrative Expenses Quarter 1 - May 2, 2026 In $mm Selling and administrative expenses, as reported $254 % of sales 52.2% Costs associated with information technology transformation ($2) Total adjustments ($2) Adjusted selling and administrative expenses $253 % of sales 51.9% Source: Public company filings. 55

Forward-Looking Statements This document includes certain forward-looking statements, which include statements regarding our intent, belief or expectations and all statements other than those made solely with respect to historical fact. Actual results could differ materially from those reflected by the forward-looking statements in this document and a number of factors may adversely affect the forward-looking statements and our future results, liquidity, capital resources or prospects. These include, but are not limited to, adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store, e-commerce and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements and limitations on our ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level of consumer spending on our merchandise and interest in our brands and in general; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; our ability to pass on price increases to our customers; the imposition of tariffs (including the timing and amount thereof) on products imported by us or our vendors as well as the ability and costs to move production of products in response to tariffs; the amount and timing of any tariff refunds; our ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including disruptions near crucial trade routes; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; a disruption in shipping or increase in cost of our imported products, and other factors affecting the cost of products; our dependence on third- party vendors and licensors for the products we sell; store closures and effects on the business as a result of civil disturbances; our ability to renew our license agreements; impacts of the ongoing geopolitical conflicts around the world including without limitation, the conflict with Iran; other sources of market weakness in the locations in which we operate; the effectiveness of our omni-channel initiatives; costs associated with shareholder activism; costs associated with changes in minimum wage and overtime requirements; wage pressures; labor shortages; the effects of inflation; the evolving regulatory landscape related to our use of social media; weakness in the consumer economy and retail industry; competition and fashion trends in our markets, including trends with respect to the popularity of casual and dress footwear; any failure to increase sales at our existing stores, given our high fixed expense cost structure, and in our e-commerce businesses; risks related to the potential for terrorist events; changes in buying patterns by significant wholesale customers; changes in consumer preferences; our ability to continue to complete and integrate acquisitions; our ability to expand our business and diversify our product base; impairment of goodwill in connection with acquisitions; payment related risks that could increase our operating cost, expose us to fraud or theft, subject us to potential liability and disrupt our business; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; our ability to realize anticipated cost savings, including rent savings; our ability to realize anticipated cost savings in connection with the restructuring of our information technology functions; amount and timing of share repurchases; our ability to make our occupancy costs more variable; our ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of our market value relative to our book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for our shares or for the retail sector in general; costs and reputational harm as a result of disruptions in our business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems or as the result of the restructuring of our information technology functions; risks that our efforts to integrate AI into our business operations may not be successful and could result in reputational harm and /or liability; changes in tax laws and tax rates and our ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; the cost and outcome of litigation, investigations, environmental matters and other disputes that involve us; and other risk factors as set forth in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter such statements. 56

Important Additional Information and Where to Find It On June 15, 2026, Genesco filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the 2026 annual meeting of Genesco shareholders (the “2026 Annual Meeting”) and its solicitation of proxies for Genesco’s director nominees and for other matters to be voted on. This document is not a substitute for the Proxy Statement or any other document that Genesco has filed or may file with the SEC in connection with any solicitation by Genesco. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investor Relations section of Genesco’s corporate website at www.genesco.com. 57

Non-GAAP Financial Measures We have included certain non-GAAP financial measures in this presentation in order to provide transparency to our shareholders and enable shareholders to better compare our operating performance with the operating performance of our competitors, including with those of our competitors having different capital structures. The Company believes that the provision of such supplemental non-GAAP measures allows investors to evaluate the financial performance of our business using the same evaluation measures that the Company’s management uses, and is therefore a useful indication of the Company’s performance or expected performance of future operations and facilitates comparison of operating performance with our competitors. Free Cash Flow, Adjusted Operating Income, Adjusted EBITDA, Adjusted Earnings per Share, Adjusted Operating Margin, Adjusted EBITDA Margin, Adjusted Selling and Administrative Expenses and other non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the Company prepared in accordance with GAAP. Our definition of these non-GAAP measures may not be comparable to similarly titled measurements reported by other companies. Reconciliations of non-GAAP measures are included herein on pages 51 – 55. 58